EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
PeopleSupport, Inc. and Subsidiaries

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 22, 2002, except as to Note 13 which is as of August 5, 2004, and except for Note 14, which is as of September 28, 2004, relating to the financial statements and financial statement schedule of PeopleSupport, Inc., which appears in PeopleSupport, Inc.’s Registration Statement on Form S-1.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
November 1, 2004